Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into the Registration Statements on Form S-8 of Bunker Hill Mining Corp. (the “Company”)  (File Nos. 333-275339 and 333-275340) and Registration Statement on Form S-3 of the Company, as amended (File No. 333-296996) of our auditor’s report dated September 9, 2026, with respect to the consolidated financial statements of Silver47 Exploration Corp. and its subsidiaries as at July 31, 2025 and 2024, and for each of the years in the two-year period then ended, as filed with the United States Securities and Exchange Commission in this Current Report on Form 8-K of the Company.

We also consent to the reference to our firm under the heading “Experts” in Item 8.01 of this Current Report on Form 8-K and under the heading “Experts” in the Company’s Registration Statement on Form S-3, as amended (File No. 333-296996).

/s/ MNP LLP

Chartered Professional Accountants

September 21, 2026

Vancouver, Canada